EXHIBIT 99.1
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact: Mark B. Cox
         Executive Vice President, Treasurer, & Chief Financial Officer Giant Industries, Inc.
         (480) 585-8888

FOR IMMEDIATE RELEASE

November 14, 2006

                       GIANT INDUSTRIES, INC. ANNOUNCES
                          THIRD QUARTER 2006 RESULTS

Scottsdale, Arizona - November 14, 2006 - Giant Industries, Inc. [NYSE: GI] today reported net earnings of $44.0 million, or $3.00 per diluted share for the third quarter ended September 30, 2006. Net earnings were $46.6 million, or $3.38 per diluted share in the third quarter of 2005. The Company reported net earnings of $80.9 million, or $5.51 per diluted share, for the first nine months of 2006 compared to net earnings of $77.3 million, or $5.80 per diluted share in 2005.

Giant's Chairman and Chief Executive Officer, Fred Holliger commented, "Strong financial performance from our Four Corners refineries and our Retail and Wholesale strategic business units contributed to the overall results in the third quarter. Our Four Corners refineries performed well throughout the quarter as refining margins and the demand for refined products remained strong throughout most of the quarter. At our Yorktown refinery, operating results were negatively impacted by weaker refining margins which resulted primarily from the processing of relatively high cost feedstocks in a declining crude oil and finished products market particularly late in the quarter, coupled with the delay in the start-up of the Ultra Low Sulfur Diesel unit. The operating results were positively impacted by a $28.8 million after-tax gain from a final settlement with our insurers, relative to the November 2005 fire at the Yorktown refinery."

"In the third quarter, our Retail operations continued to see growth in fuel volumes and merchandise sales. Same store fuel volumes increased approximately 4% and same store merchandise sales increased approximately 5% over the prior year third quarter level. Throughout the quarter, we also experienced improvement in fuel margins. Also in the quarter, the number of retail locations that we operate increased from 134 to 153 as a result of an acquisition that we closed in mid-August. All of these factors contributed to an 88% improvement in third quarter profitability from our Retail operations."

"Our Wholesale operations continued to experience strong demand for gasoline and diesel in both wholesale and cardlock operations. However, profitability was lower than the same quarter last year as fuel margins declined slightly from the prior year level."

Commenting on the recent Yorktown refinery and Ciniza refinery fires, Holliger stated, "The Yorktown refinery is currently operating at full crude oil capacity of approximately 62,000 barrels per day. We are, however, unable to operate the Ultra Low Sulfur Diesel unit. We currently anticipate that the Ultra Low Sulfur Diesel unit will again be operational in mid-February. As to our Ciniza refinery operations, the alkylation unit is in the process of being repaired, and we currently anticipate that it should be operational in mid-December. Most of the units shutdown after the fire at the refinery have been brought back on-line and we anticipate returning Ciniza to normal operations, other than the alkylation unit, by next week."

Commenting on the 16-inch pipeline that will supply crude oil to the Company's Four Corners refineries, Holliger commented, "We have successfully completed hydrotesting the pipeline, and we are in the process of making the necessary changes to reverse the flow of the pipeline. We have experienced some project delays from our original schedule; nevertheless, we currently anticipate that we should have the pipeline operational in February with new crude oil at the refineries by the end of the first quarter of 2007. As previously noted, when fully operational, the pipeline has sufficient capacity to allow us to again operate both Four Corners refineries at maximum rates."

Holliger offered the following update on the proposed merger with Western Refining, "Since we signed the original merger agreement, a number of unexpected events occurred that resulted in a change in the transaction terms. Central to these events were two recent fires at Giant's Ciniza and Yorktown refineries and the resulting effects on Giant's operations, including the costs and terms of Giant's insurance coverage. After careful consideration of these events, all of which were unforeseen when we announced the original transaction in August, the Boards of Directors of both companies decided that it still makes good sense to go forward with the transaction, but at an amended purchase price. While recent events have caused us to revisit some of the terms of the transaction, we still firmly believe this combination is in the best interests of all of our stakeholders."

In closing, relative to fourth quarter performance, Holliger remarked, "We currently believe that our refining fundamentals, overall, are weaker now as compared to the same time last year, due in part to the narrowing of crack spreads from the post hurricane period of a year ago. In addition, our refining operations will be negatively impacted as a result of the recent fires until our units become fully operational. Same store fuel volumes for our Retail group are above the prior year's levels, however fuel margins are lower. In addition, same store merchandise sales for our Retail group are above the prior year's level, while same store merchandise margins have remained stable. The Wholesale group currently is experiencing stable margins and volumes as compared to the same time last year."

Giant's senior management will hold a conference call at 3:00 p.m. ET on November 14, 2006 to discuss this earnings release and provide an update on Company operations. The conference call will be broadcast live on the Company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix Fuel Co., Inc. and Dial Oil Co., both of which are wholesale petroleum products distributors. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that the pipeline acquisition will not result in additional growth or increased profitability for our Four Corners operations, the risk that it will not be possible to place the acquired pipeline system in operation and/or operate the Bloomfield and Ciniza refineries at maximum rates due to financial, operational or other constraints, the risk that the timetable for placing the pipeline system into operation will be different than anticipated, the risk that it will not be possible to obtain additional crude oil for processing at the Bloomfield and Ciniza refineries at cost effective prices; the risk that it will cost more or take longer to repair the damaged units at the Ciniza and Yorktown refineries; the risk that we will not receive anticipated amounts of insurance proceeds for the damaged units at the Ciniza and Yorktown refineries; the risk that the Western transaction will not close on schedule or at all; the risk that our refining fundamentals will continue to weaken; the risk that same store fuel volumes and merchandise sales for our retail group will not remain above the prior year's level and that fuel margins will continue to be lower; the risk that margins and volumes for our wholesale group will not remain stable as compared to last year; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.

                                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                                  (Unaudited)

-------------------------------------------------------------------------------------------------------------------
                                                            (In thousands except shares and per share data)
-------------------------------------------------------------------------------------------------------------------
                                                 Three Months Ended September 30,   Nine Months Ended September 30,
-------------------------------------------------------------------------------------------------------------------
                                                        2006           2005               2006          2005
-------------------------------------------------------------------------------------------------------------------
Net revenues                                        $ 1,165,948   $ 1,085,225        $ 3,174,252   $ 2,660,309
Cost of products sold (excluding
  depreciation and amortization)                      1,052,131       920,408          2,879,390     2,295,082
-------------------------------------------------------------------------------------------------------------------
Operating expenses                                       60,609        53,901            168,619       148,889
Depreciation and amortization                            11,972         9,973             32,508        30,435
Selling, general and administrative expenses             12,836        15,431             36,047        35,072
Net loss/(gain) on disposal/write-down of assets           (450)        1,055             (1,041)          835
Gain from insurance settlement due to fire incident     (46,050)            -            (82,003)       (3,688)
-------------------------------------------------------------------------------------------------------------------
Operating income                                         74,900        84,457            140,732       153,684
Interest expense                                         (5,153)       (5,783)           (14,014)      (19,159)
Costs associated with early debt extinguishment               -            17                  -        (2,082)
Amortization of financing costs                            (399)         (398)            (1,197)       (2,398)
Investment and other income                               1,156           479              3,838           967
-------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations
  before income taxes                                    70,504        78,772            129,359       131,012
Provision for income taxes                               26,461        32,132             48,428        53,776
-------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                      44,043        46,640             80,931        77,236
Earnings from discontinued operations, net
  of income tax provision of $13 and $9                       -             -                  -            15
-------------------------------------------------------------------------------------------------------------------
Net Earnings                                        $    44,043   $    46,640        $    80,931   $    77,251
===================================================================================================================
Net Earnings per common share:
  Basic
    Continuing operations                           $      3.02   $      3.43        $      5.55   $      5.88
    Discontinued operations                                   -             -                  -             -
-------------------------------------------------------------------------------------------------------------------
                                                    $      3.02   $      3.43        $      5.55   $      5.88
===================================================================================================================
  Assuming dilution
    Continuing operations                           $      3.00   $      3.38        $      5.51   $      5.80
    Discontinued operations                                   -             -                  -             -
-------------------------------------------------------------------------------------------------------------------
                                                    $      3.00   $      3.38        $      5.51   $      5.80
===================================================================================================================
Weighted average number of shares outstanding:
    Basic                                            14,601,212    13,611,847         14,594,953    13,137,526
    Assuming dilution                                14,686,319    13,786,784         14,677,905    13,324,686
===================================================================================================================

                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Unaudited)

                                                              (In thousands)
-----------------------------------------------------------------------------------------
                                                September 30, 2006      December 31, 2005
-----------------------------------------------------------------------------------------
Assets
Current assets                                       $   410,282            $   442,355
-----------------------------------------------------------------------------------------
Property, plant and equipment                            951,574                764,788
   Less accumulated depreciation and amortization       (318,127)              (297,962)
-----------------------------------------------------------------------------------------
                                                         633,447                466,826
Other assets                                              80,130                 75,291
-----------------------------------------------------------------------------------------
Total Assets                                         $ 1,123,859            $   984,472
=========================================================================================

Liabilities and Stockholders' Equity
Current liabilities                                  $   226,143            $   208,508
Long-term debt                                           275,251                274,864
Deferred income taxes                                    114,306                 76,834
Other liabilities                                         25,628                 24,430
Stockholders' equity                                     482,531                399,836
-----------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity          $ 1,123,859            $   984,472
=========================================================================================

                                            OPERATING STATISTICS

                                            3 Qtr. 2006  2 Qtr. 2006  1 Qtr. 2006  4 Qtr. 2005  3 Qtr. 2005
-----------------------------------------------------------------------------------------------------------
Refining Group:
--------------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)                 26,572       28,658       29,122       29,033       29,867
Refinery Sourced Sales Barrels (BPD)           27,102       27,084       28,471       27,075       29,096
Avg. Crude Oil Costs ($/Bbl)                 $  70.50     $  67.86     $  62.30     $  60.21     $  60.59
Refining Margins ($/Bbl)                     $  18.31     $  21.97     $  10.84     $  16.64     $  18.08
Retail Fuel Volumes Sold as a % of Four
  Corners Refineries? Sourced
  Sales Barrels                                    50%          47%          38%          37%          38%

Yorktown Operations:
Crude Oil/NGL Throughput (BPD)                 70,751       60,396       37,589       41,685       68,201
Refinery Sourced Sales Barrels (BPD)           68,360       61,668       33,466       45,566       70,936
Avg. Crude Oil Costs ($/Bbl)                 $  68.92     $  68.36     $  59.02     $  57.72     $  58.05
Refining Margins ($/Bbl)                     $   3.81     $   6.65     $  (3.50)    $   9.61     $  11.25

Retail Group:(1)(2)
------------
Fuel Gallons Sold (000's)                      52,426       49,021       46,261       45,421       48,210
Fuel Margins ($/gal)                         $   0.25     $   0.17     $   0.15     $   0.29     $   0.20
Merchandise Sales ($ in 000's)               $ 43,175     $ 40,972     $ 35,531     $ 36,828     $ 40,527
Merchandise Margins                                27%          27%          27%          28%          27%
Number of Operating Units at End of Period        153          134          134          135          136

Wholesale Group: (3)
---------------
Fuel Gallons Sold (000's)                     150,278      149,231      140,748      141,328      138,126
Fuel Margins ($/gal)                         $   0.07     $   0.06     $   0.07     $   0.09     $   0.08
Lubricant Sales ($ in 000's)                 $ 18,388     $ 15,770     $ 17,644     $ 14,789     $ 14,081
Lubricant Margins                                  14%          14%          13%          15%          22%
===========================================================================================================

Operating Income/(loss)(before corporate
  allocations) (in 000's)
Refining - Four Corners Operations           $ 24,572     $ 35,375     $ 11,233     $ 22,539     $ 32,968
         - Yorktown Operations                   (802)      14,589      (30,805)      16,533       52,288
Retail(1)                                       8,212        3,978        1,711        7,751        4,377
Wholesale                                       5,202        3,527        4,175        5,109        7,577
Corporate                                      (8,784)      (8,392)      (6,102)      (5,800)     (11,698)
Net gain/(loss) on disposal/write-down
  of assets(1)(4)                              46,500       33,051        3,493         (174)      (1,055)
-----------------------------------------------------------------------------------------------------------
Total(1)                                     $ 74,900     $ 82,128     $(16,295)    $ 45,958     $ 84,457
===========================================================================================================
Capital expenditures (in 000's)
Refining - Four Corners Operations(5)        $ 25,168     $ 26,263     $  9,783     $  5,687     $  3,958
         - Yorktown Operations(6)              23,973       40,224       47,791       14,190       14,734
Retail                                          2,663          997          814        1,488        1,221
Wholesale                                         744        1,039        1,204          529          528
Corporate                                         395          398          105          375          252
-----------------------------------------------------------------------------------------------------------
Total                                        $ 52,943     $ 68,921     $ 59,697     $ 22,269     $ 20,693
===========================================================================================================

(1) Includes 12 convenience stores from Dial Oil Co.
(2) Includes 21 convenience stores purchased from Amigo Petroleum Company.
(3) Includes Wholesale operations of Dial Oil Co.
(4) Includes insurance proceeds related to the Ciniza and Yorktown fire incidences that occurred in
    2004 and 2005, respectively.
(5) Includes disbursements related to the Ciniza fire incident.
(6) Includes disbursements related to the Yorktown fire incident.

                                Selected Financial Data

                                                 September 30, 2006     December 31, 2005
-----------------------------------------------------------------------------------------
Working Capital (In Thousands)                        $ 184,139                $ 233,847
Current Ratio                                            1.81:1                   2.12:1
Long-Term Debt As A Percent of Total Capital (8)           36.3%                    40.7%
Net Debt As A Percent of Total Net Capital (9)             31.6%                    21.7%
Book Value Per Share (10)                             $   32.96                $   27.36
Net cash provided by operating activities             $  62,318                $ 188,808
-----------------------------------------------------------------------------------------

(8)  Total Capital represents Long-Term Debt plus Total Stockholders' Equity.
(9)  Net Debt represents Long-Term Debt less Cash and cash equivalents. Total Net Capital represents Long-Term Debt less Cash and cash equivalents plus Total Stockholders' Equity.
(10) Book Value Per Share represents Total Stockholders' Equity divided by number of common shares outstanding.



        Share Price Data  (NYSE: GI)

                    High      Low    Close
-------------------------------------------
2006 3rd Quarter   $82.30   $64.49   $81.20
2006 2nd Quarter   $76.97   $56.09   $66.55
2006 1st Quarter   $71.00   $52.44   $69.54
2005 4th Quarter   $60.50   $47.80   $51.96
2005 3rd Quarter   $59.74   $35.90   $58.54

RECONCILIATIONS TO AMOUNTS REPORTED UNDER GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES

REFINING GROUP
--------------

Refining Margin
---------------

Refining margin is the difference between average net sales prices and average cost of products produced per refinery sourced sales barrel of refined product. Refining margins for each of our refineries and all of our refineries on a consolidated basis are calculated as shown below.

                                                         Three Months             Nine Months
                                                      Ended September 30,      Ended September 30,
---------------------------------------------------------------------------------------------------
                                                       2006        2005         2006        2005
---------------------------------------------------------------------------------------------------
AVERAGE PER BARREL

Four Corners Operations
  Net sales                                         $   92.44   $   83.48   $    87.89   $    70.60
  Less cost of products                                 74.13       65.40        70.92        57.39
---------------------------------------------------------------------------------------------------
    Refining margin                                 $   18.31   $   18.08   $    16.97   $    13.21
===================================================================================================
Yorktown Operations
  Net sales                                         $   75.24   $   72.52   $    73.87   $    61.42
  Less cost of products                                 71.43       61.27        70.47        52.90
---------------------------------------------------------------------------------------------------
    Refining margin                                 $    3.81   $   11.25   $     3.40   $     8.52
===================================================================================================
Consolidated
  Net sales                                         $   80.12   $   75.71   $    78.57   $    64.15
  Less cost of products                                 72.20       62.47        70.62        54.24
---------------------------------------------------------------------------------------------------
    Refining margin                                 $    7.92   $   13.24   $     7.95   $     9.91
===================================================================================================

Reconciliations of refined product sales from produced products sold per barrel to net revenues

Four Corners Operations
  Average sales price per produced barrel sold      $   92.44   $   83.48   $    87.89   $    70.60
  Times refinery sourced sales barrels per day         27,102      29,096       27,547       29,002
  Times number of days in period                           92          92          273          273
---------------------------------------------------------------------------------------------------
    Refined product sales from produced
    products sold* (000's)                          $ 230,488   $ 223,462   $  660,962   $  558,979
===================================================================================================
Yorktown Operations
  Average sales price per produced barrel sold      $   75.24   $   72.52   $    73.87   $    61.42
  Times refinery sourced sales barrels per day         68,360      70,936       54,626       68,430
  Times number of days in period                           92          92          273          273
---------------------------------------------------------------------------------------------------
    Refined product sales from produced
    products sold* (000's)                          $ 473,193   $ 473,274   $1,101,616   $1,147,411
===================================================================================================
Consolidated (000's)
  Sum of refined product sales from
    produced products sold*                         $ 703,681   $ 696,736   $1,762,578   $1,706,390
  Purchased product, transportation and
    other revenues                                    110,921      49,706      390,232      146,199
---------------------------------------------------------------------------------------------------
    Net revenue                                     $ 814,602   $ 746,442   $2,152,810   $1,852,589
===================================================================================================
*Includes inter-segment net revenues.

                                                         Three Months             Nine Months
                                                      Ended September 30,      Ended September 30,
---------------------------------------------------------------------------------------------------
                                                       2006        2005         2006        2005
---------------------------------------------------------------------------------------------------
Reconciliation of average cost of products per
produced per barrel sold to total cost of products
sold (excluding depreciation and amortization)

Four Corners Operations
  Average cost of products per produced
    barrel sold                                     $   74.13   $   65.40   $    70.92   $    57.39
  Times refinery sourced sales barrels per day         27,102      29,096       27,547       29,002
  Times number of days in period                           92          92          273          273
---------------------------------------------------------------------------------------------------
    Cost of products for produced products
      sold (000's)                                  $ 184,835   $ 175,065   $  533,342   $  454,388
===================================================================================================

Yorktown Operations
  Average cost of products per produced
    barrel sold                                     $   71.43   $   61.27   $    70.47   $    52.90
  Times refinery sourced sales barrels per day         68,360      70,936       54,626       68,430
  Times number of days in period                           92          92          273          273
---------------------------------------------------------------------------------------------------
    Cost of products for produced products
      sold (000's)                                  $ 449,232   $ 399,855   $1,050,912   $  988,246
===================================================================================================

Consolidated
  Sum of refined cost of produced products sold     $ 634,067   $ 574,920   $1,584,254   $1,442,634
  Purchased product, transportation and other
    cost of products sold                             103,507      41,174      366,710      121,835
---------------------------------------------------------------------------------------------------
    Total cost of products sold (excluding
      depreciation and amortization)                $ 737,574   $ 616,094   $1,950,964   $1,564,469
===================================================================================================

RETAIL GROUP(1)(2)
------------

Fuel Margin
-----------

Fuel margin is the difference between fuel sales less cost of fuel sales divided by number of gallons sold.

                                                         Three Months             Nine Months
                                                      Ended September 30,      Ended September 30,
---------------------------------------------------------------------------------------------------
                                                       2006        2005         2006        2005
---------------------------------------------------------------------------------------------------
(in 000's except fuel margin per gallon)

Fuel sales                                          $ 151,969   $ 123,916   $  403,045   $  294,410
Less cost of fuel sold                                138,815     114,179      374,960      273,134
---------------------------------------------------------------------------------------------------
Fuel margin                                         $  13,154   $   9,737   $   28,085   $   21,276
Number of gallons sold                                 52,426      48,210      147,709      129,090
Fuel margin per gallon                              $    0.25   $    0.20   $     0.19   $     0.16

Reconciliation of fuel sales to
net revenues (000's)

Fuel sales                                          $ 151,969   $ 123,916   $  403,045   $  294,410
Excise taxes included in sales                        (20,246)    (15,640)     (53,025)     (46,006)
---------------------------------------------------------------------------------------------------
Fuel sales, net of excise taxes                       131,723     108,276      350,020      248,404
Merchandise sales                                      43,175      40,527      119,677      108,139
Other sales                                             5,387       4,050       15,073       12,109
---------------------------------------------------------------------------------------------------
Net revenues                                        $ 180,285   $ 152,853   $  484,770   $  368,652
===================================================================================================

Reconciliation of fuel cost of products sold to total cost of products sold (excluding depreciation and amortization) (000's)

Fuel cost of products sold                          $ 138,815   $ 114,179   $  374,960   $  273,134
Excise taxes included in cost of products sold        (20,246)    (15,640)     (53,025)     (46,006)
---------------------------------------------------------------------------------------------------
Fuel cost of products sold, net of excise taxes       118,569      98,539      321,935      227,128
Merchandise cost of products sold                      31,320      29,535       86,849       78,817
Other cost of products sold                             4,163       3,065       11,588        9,494
---------------------------------------------------------------------------------------------------
Total cost of products sold (excluding
  depreciation and amortization)                    $ 154,052   $ 131,139   $  420,372   $  315,439
===================================================================================================

(1) Includes 12 retail stores acquired in the Dial Oil transaction on July 12, 2005.
(2) Includes 21 operating stores acquired from Amigo in August 2006 for the three and nine months ended September 30, 2006.

WHOLESALE GROUP(1)(2)
---------------

Fuel Margin
-----------

Fuel margin is the difference between fuel sales less cost of fuel sales divided by number of gallons sold.

                                                         Three Months             Nine Months
                                                      Ended September 30,      Ended September 30,
---------------------------------------------------------------------------------------------------
                                                       2006        2005         2006        2005
---------------------------------------------------------------------------------------------------
(in 000's except fuel margin per gallon)

Fuel sales                                          $ 375,004   $ 325,784   $1,075,755   $  799,579
Less cost of fuel sold                                364,420     314,182    1,047,400      773,571
---------------------------------------------------------------------------------------------------
Fuel margin                                         $  10,584   $  11,602   $   28,355   $   26,008
Number of gallons sold                                150,278     138,126      440,256      379,336
Fuel margin per gallon                              $    0.07   $    0.08   $     0.06   $     0.07

Reconciliation of fuel sales to
net revenues (000's)

Fuel sales                                          $ 375,004   $ 325,784   $1,075,755   $  799,579
Excise taxes included in sales                        (48,156)    (33,357)    (141,714)    (119,503)
---------------------------------------------------------------------------------------------------
Fuel sales, net of excise taxes                       326,848     292,427      934,041      680,076
Lubricant sales                                        18,389      14,081       51,802       31,520
Other sales                                             3,318       2,204       10,080        4,505
---------------------------------------------------------------------------------------------------
Net revenues                                        $ 348,555   $ 308,712   $  995,923   $  716,101
===================================================================================================

Reconciliation of fuel cost of products sold to total cost of products sold (excluding depreciation and amortization) (000's)

Fuel cost of products sold                          $ 364,420   $ 314,182   $1,047,400   $  773,571
Excise taxes included in cost of products sold        (48,156)    (33,357)    (141,714)    (119,503)
---------------------------------------------------------------------------------------------------
Fuel cost of products sold, net of excise taxes       316,264     280,825      905,686      654,068
Lubricant cost of products sold                        15,796      11,461       44,748       26,787
Other cost of products sold                             1,089         259        3,637          724
---------------------------------------------------------------------------------------------------
Total cost of products sold (excluding
  depreciation and amortization)                    $ 333,149   $ 292,545   $  954,071   $  681,579
===================================================================================================

(1) Includes Phoenix Fuel and Wholesale component of Dial Oil Company.
(2) Dial Oil presents sales and cost of sales, net of excise taxes.

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
Consolidated

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
                                                         Three Months             Nine Months
                                                      Ended September 30,      Ended September 30,
---------------------------------------------------------------------------------------------------
                                                       2006        2005         2006        2005
---------------------------------------------------------------------------------------------------
Reconciliation to net revenues reported
in Condensed Consolidated Statement of
Operations (000's)

Net revenues ? Refinery Group                       $  814,602  $  746,442  $2,152,810   $1,852,589
Net revenues ? Retail Group                            180,285     152,853     484,770      368,652
Net revenues ? Wholesale Group                         348,555     308,712     995,923      716,101
Net revenues ? Other                                        90          67         224          378
Eliminations                                          (177,584)   (122,849)   (459,475)    (277,411)
---------------------------------------------------------------------------------------------------
Total net revenues reported in Condensed
  Consolidated Statement of Earnings                $1,165,948  $1,085,225  $3,174,252   $2,660,309
===================================================================================================

Reconciliation to cost of products sold
(excluding depreciation and amortization) in Condensed Consolidated Statement of
Operations (000's)

Cost of products sold ? Refinery Group
  (excluding depreciation and amortization)         $  737,574  $  616,094  $1,950,964   $1,564,469
Cost of products sold ? Retail Group
  (excluding depreciation and amortization)            154,052     131,139     420,372      315,439
Cost of products sold ? Wholesale Group
  (excluding depreciation and amortization)            333,149     292,545     954,071      681,579
Eliminations                                          (177,584)   (122,849)   (459,475)    (277,411)
Other                                                    4,940       3,479      13,458       11,006
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Total cost of products sold (excluding
  depreciation and amortization) reported in
  Condensed Consolidated Statement of Operations    $1,052,131  $  920,408  $2,879,390   $2,295,082
===================================================================================================

Our refining margin per barrel is calculated by subtracting cost of products from net sales and dividing the result by the number of barrels sold for the period. Our fuel margin per gallon is calculated by subtracting cost of fuel sold from fuel sales and dividing the result by the number of gallons sold for the period. We use refining margin per barrel and fuel margin per gallon to evaluate performance, and allocate resources. These measures may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.
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